Exhibit 23.2

The Directors

Taoping Inc.

Unit 3102, 31/F,

Citicorp Centre

18 Whitefield Road,

Hong Kong

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form F-3/A of our report dated May 2, 2022 with respect to our audits of the consolidated financial statements of Taoping Inc. and subsidiaries as of and for the years ended December 31, 2021, which appears in the Annual Report on Form 20-F of the Company for the year ended December 31, 2021.

We also consent to the reference to us under the heading “Experts” in this Form F-3/A.

/s/ PKF Littlejohn LLP

London, United Kingdom

May 20, 2022

PKF Littlejohn LLP, Chartered Accountants. A list of members’ names is available at the above address. PKF Littlejohn LLP is a limited liability partnership registered in England and Wales No. OC342572. Registered office as above. PKF Littlejohn
LLP is a member firm of the PKF International Limited family of legally independent firms and does not accept any responsibility or liability for the actions or inactions of any individual member or correspondent firm or firms.

PKF Littlejohn LLP 15 Westferry Circus, Canary Wharf, London E14 4HD T: +44 (0)20 7516 2200 www.pkf-l.com